Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Randgold Resources Limited Share Option Scheme of our report dated June 28, 2005 (except for Note 5 which is as of September 22, 2005) relating to the financial statements of Randgold Resources Limited and its subsidiaries and joint venture which appears in this Form 20-F/A.

/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Chartered Accountants
London
United Kingdom
October 19, 2005